Exhibit 99.1

Lantronix Appoints Saleel Awsare as President and CEO

Synaptics Senior Vice President and General Manager to Join Lantronix Effective November 20, 2023

IRVINE, Calif., Nov. 6, 2023 — Lantronix Inc. (NASDAQ: LTRX), a global provider of secure turnkey solutions for the Industrial Internet of Things (IoT) and the Intelligent IT market, today announced that Saleel Awsare will be joining Lantronix as President and CEO of the company, effective Nov. 20, 2023.

Awsare comes to Lantronix from Synaptics Inc., a leading provider of semiconductor products worldwide, where he has most recently served as senior vice president and general manager of its Enterprise and Mobile Division, its largest division. After joining Synaptics in 2017, Awsare was an integral part of Synaptics’s pivot from Mobile to the IoT and enterprise markets, a move that proved instrumental in driving its multi-fold increase in market valuation.

Between 2012 and 2017, prior to his tenure at Synaptics, Awsare served in several senior roles including president of Conexant Systems, LLC. There, he successfully positioned Conexant as a market leader in audio and voice technologies, resulting in its successful acquisition in 2017 by Synaptics. From 2008 to 2012, Awsare was president of Nuvoton Technology Corporation America, where he was responsible for U.S.-based operations.

Awsare said, “Like many in the industry, I have watched the transformation of Lantronix over the last four years. I am honored and excited to join the team and to help drive the execution of the company’s growth strategy that will continue to leverage key customer engagements with industry-leading technologies, complemented with accretive acquisitions.”

Jason Cohenour, interim chairman of Lantronix’s board of directors, stated, “After an extensive search, the Board selected Saleel Awsare because of his comprehensive knowledge of the enterprise, mobile and IoT markets as well as his incredible track record in leading growth and profitability. I am confident that Saleel will lead Lantronix to its next level of growth and value creation and look forward to working with him.”

About Lantronix

Lantronix Inc. is a global Industrial and Enterprise Internet of Things (IoT) provider of solutions that target high-growth applications in specific vertical markets, including Smart Grid, Intelligent Transportation, Smart Cities and AI Data Centers. Lantronix’s history in networking and video processing as well as its leading-edge applications include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with comprehensive Out of Band Management (OOB) solutions for Cloud and Edge Computing.

Lantronix’s solutions empower companies to achieve success in the growing IoT and OOB markets by delivering customizable solutions that address each layer of the IoT Stack, including Collect, Connect, Compute, Control and Comprehend. For more information, visit the Lantronix website.

Learn more at the Lantronix blog, which features industry discussion and updates. Follow Lantronix on Twitter, view its YouTube video library or connect on LinkedIn.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements related to our solutions, technologies and products and expectations regarding our management and our future growth and profitability. These forward-looking statements are based on our current expectations and are subject to substantial risks and uncertainties that could cause our actual results, future business, financial condition, or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. The potential risks and uncertainties include, but are not limited to, such factors as the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains due to the COVID-19 pandemic or other outbreaks, wars and recent tensions in Europe, Asia and the Middle East, or other factors; future responses to and effects of public health crises; cybersecurity risks; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to successfully implement our acquisitions strategy or integrate acquired companies; difficulties and costs of protecting patents and other proprietary rights; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; and any additional factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on Sept. 12, 2023, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as well as in our other public filings with the SEC. Additional risk factors may be identified from time to time in our future filings. The forward-looking statements included in this release speak only as of the date hereof, and we do not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

© 2023 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark. Other trademarks and trade names are those of their respective owners.

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